Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated May 18, 2006 accompanying the consolidated financial statements and schedules of Pemstar, Inc. for the years ended March 31, 2006 and 2005, incorporated by reference in this Registration Statement and Prospectus.  We consent to the incorporation by reference in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON

Minneapolis, Minnesota
November 17, 2006